Exhibit 4.44
AMENDMENT NO. 2 TO
SETTLEMENT AND PURCHASE AND SALE AGREEMENT
     This Amendment No. 2 to Settlement and Purchase and Sale Agreement (this “Amendment”) is made effective as of April 22, 2009, and amends that certain Settlement and Purchase and Sale Agreement, dated March 6, 2009, as amended on April 15, 2009, (the “PSA”), by and among ASARCO LLC, a Delaware limited liability company; AR Silver Bell, Inc., a Delaware corporation; Copper Basin Railway, Inc., a Delaware corporation; ASARCO Santa Cruz, Inc., a Delaware corporation; Sterlite (USA), Inc., a Delaware corporation; and Sterlite Industries (India) LTD, an Indian limited liability company. Capitalized terms used herein, but not otherwise defined, shall have the respective meanings ascribed to such terms in the PSA.
     WHEREAS, the parties desire to amend the term “Sterlite Agreed Order,” as defined by the PSA, by replacing Exhibit M-2 to the PSA with the order attached hereto as Exhibit A;
     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
     1. For all purposes under the PSA, Exhibit M-2 to the PSA is hereby replaced with the order attached hereto as Exhibit A, and the Parties agree that the term “Sterlite Agreed Order,” as defined by the PSA, is meant to refer to such attached order.
     2. Except as set forth herein, all other terms of the PSA shall remain unchanged and in full force and effect.
     3. This Amendment shall be subject to all of the terms and provisions set forth in the PSA that apply to the PSA (and such terms and provisions shall apply to this Amendment) or to any amendments or modifications thereto, including, without limitation, Article XV thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLERS: ASARCO LLC, a Delaware limited liability company
By:	/s/ Joseph F. Lapinsky
Name:	JOSEPH F. LAPINSKY
Title:	PRESIDENT & CEO

AR SILVER BELL, INC., a Delaware corporation
By:	/s/ Douglas E. McAllister
Name:	DOUGLAS E. McALLISTER
Title:	PRESIDENT & SECRETARY

COPPER BASIN RAILWAY, INC., a Delaware corporation
By:	/s/ Douglas E. McAllister
Name:	DOUGLAS E. McALLISTER
Title:	VICE PRESIDENT

ASARCO SANTA CRUZ, INC., a Delaware corporation
By:	/s/ Douglas E. McAllister
Name:	DOUGLAS E. McALLISTER
Title:	PRESIDENT & SECRETARY

PURCHASER: STERLITE (USA), INC.
By:	/s/ C.V. KRISHNAN
Name:	C.V. KRISHNAN
Title:	President

GUARANTOR: STERLITE INDUSTRIES (INDIA) LTD.
By:	/s/ C.V. Krishnan
Name:	C.V. KRISHNAN
Title:	Managing Director (Power)